Exhibit 99.1

Aug. 3, 2006	MEDIA CONTACT:	Peter Sheffield
	Phone:	980/373-4503
	24-Hour:	704/382-8333

	ANALYST CONTACT:	Julie Dill
	Phone:	980/373-4332

Duke Energy Reports Second Quarter 2006 Results

•	Ongoing diluted earnings per share (EPS) of 43 cents versus 32 cents in prior year’s quarter; reported diluted earnings per share of 28 cents versus 32 cents in previous year’s quarter

•	Gas Transmission, Field Services and Crescent post strong quarter

•	Company on track to meet 2006 ongoing EPS employee incentive target

CHARLOTTE, N.C.—Duke Energy today posted ongoing diluted earnings per share (EPS) for second quarter 2006, which excludes special items and discontinued operations, of 43 cents, versus 32 cents in second quarter 2005. With the close of the Cinergy merger on April 3, second quarter 2006 represents the first quarter of combined results for the new Duke Energy.

The company reported second quarter 2006 diluted EPS of 28 cents, or $355 million in net income, compared to 32 cents per diluted share in second quarter 2005, or $307 million in net income. Revenues for second quarter 2006 were $4.04 billion, compared to $5.27 billion in the previous year. The lower revenues were driven by the deconsolidation of Duke Energy Field Services (DEFS) following the transfer of a 19.7 percent interest in DEFS from Duke Energy to ConocoPhillips in third quarter 2005. Lower revenues were partially offset by the addition of Cinergy’s operations beginning in second quarter 2006.

“Strong performances from a number of our businesses, especially Gas Transmission, Field Services and Crescent, helped the new Duke Energy deliver solid results for the quarter,” said James E. Rogers, president and chief executive officer of Duke Energy. “For the year, we remain on track to achieve our 2006 employee incentive target.

“While our businesses continued to focus on delivering strong results, we also achieved a number of important strategic milestones during the quarter,” Rogers added. “We closed the Cinergy merger and began delivering on the promise of the transaction—implementing operational improvements that will translate into positive results for our shareholders and our customers.

“In addition, we announced the decision to separate our electric and gas operations and to sell our Commercial Marketing and Trading business,” continued Rogers. “We believe the significant strategic actions taken during the quarter, along with our continued focus on results, position us well to create superior value for our shareholders.

“On top of this, the Duke Energy board endorsed an annual dividend increase of 4 cents per share,” Rogers said.

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Special items impacting Duke Energy’s diluted EPS for the quarter include:

(In millions, except per share amounts)	Pre-Tax Amount	Tax Effect	2Q2006 EPS Impact	2Q2005 EPS Impact
Second quarter 2006
• Costs to achieve, related to Cinergy merger	($74)	$26	($0.04)	—
• Impairment related to Campeche investment	(55)	—	($0.05)	—
• Costs to achieve, related to anticipated spin-off of natural gas businesses	(8)	3	—	—

Second quarter 2005
• Settlement of positions on 2005 Field Services’ hedges that were de-designated	$22	($8)	—	$0.01
• Mark-to-market gain on de-designated 2005 Field Services’ hedges	7	(2)	—	0.01

Total diluted EPS impact			($0.09)	$0.02

Reconciliation of reported to ongoing diluted EPS for the quarter:

	2Q2006 EPS	2Q2005 EPS
Diluted EPS from continuing operations, as reported	$0.34	$0.34
Diluted EPS from discontinued operations, as reported	($0.06)	($0.02)
Diluted EPS, as reported	$0.28	$0.32
Adjustments to reported EPS:
• Diluted EPS from discontinued operations excluding Crescent Resources	$0.06	$0.02
• Diluted EPS impact of special items	$0.09	($0.02)
Diluted EPS, ongoing	$0.43	$0.32

BUSINESS UNIT RESULTS

U.S. Franchised Electric & Gas

U.S. Franchised Electric & Gas (FE&G), comprised of Duke Energy Carolinas (formerly known as Duke Power) and the regulated portion of the former Cinergy utilities located in the Midwest (Duke Energy Ohio, formerly known as Cincinnati Gas & Electric; Duke Energy Indiana, formerly known as PSI Energy; and Duke Energy Kentucky, formerly known as Union Light, Heat and Power), reported second quarter 2006 EBIT from continuing operations of $351 million, compared to $274 million in the prior year. The increase over second quarter 2005 is due primarily to the addition of the former Cinergy regulated utility operations in the Midwest. EBIT from these operations of approximately $90 million is net of $10 million in rate reductions related to merger approvals in Ohio, Indiana and Kentucky.

This increase in segment EBIT was partially offset by slightly lower results at Duke Energy Carolinas which were driven by lower bulk power marketing (BPM) results, as well as a charge of approximately $15 million for community donations and rate reductions related to merger approvals in North Carolina and South Carolina.

The lower BPM results were driven by lower sales volumes during the quarter and an $18 million charge related to an order issued by the North Carolina Utilities Commission (NCUC), which requires a change to the methodology for calculating BPM profit sharing. Approximately $11 million of the recorded charge is related to 2005 BPM sales, as the NCUC’s order was retroactive to Jan.1, 2005.

Duke Energy Carolinas’ lower results were partially offset by improved weather in the region. Although weather for the quarter was below normal levels, it was an improvement over the prior year.

FE&G added about 65,000 new customers, or 1.5 percent, throughout its service territories, compared to the same period last year.

Year-to-date segment EBIT from continuing operations for U.S. Franchised Electric & Gas was $710 million, compared to $610 million in 2005.

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Natural Gas Transmission

Duke Energy Gas Transmission (DEGT) reported second quarter 2006 segment EBIT of $361 million, compared to $304 million in second quarter 2005. The improvement over the previous year’s quarter was largely due to natural gas processing, primarily from the addition of the Empress assets in Canada acquired in third quarter 2005. Business expansions also contributed to the higher results, as did the favorable resolution of ad valorem tax issues and the impact of a stronger Canadian currency. These results were partially offset by higher operating costs and lower equity earnings related to interest expense.

The favorable Canadian currency impacts on DEGT’s EBIT were partially offset in Duke Energy’s consolidated net income by currency impacts on Canadian interest and taxes.

Year-to-date segment EBIT for Natural Gas Transmission was $799 million, compared to $715 million in 2005.

Field Services

The Field Services business segment, which represents Duke Energy’s 50 percent interest in Duke Energy Field Services (DEFS), reported second quarter 2006 equity earnings of $148 million, compared to $164 million of segment EBIT from continuing operations in second quarter 2005. Excluding a special item in the previous year’s quarter results, related to the settlement of 2005 de-designated hedges at Field Services, ongoing segment EBIT from continuing operations in second quarter 2005 was $142 million.

Improved ongoing results for the quarter were driven by strong commodity prices and improved NGL and gas marketing results. These were largely offset by Duke Energy’s reduced ownership interest in DEFS and lower gathering and processing volumes.

During the quarter, DEFS paid tax distributions of approximately $57 million and dividends of $83 million to Duke Energy.

Year-to-date, equity earnings for Field Services were approximately $292 million, compared to segment EBIT from continuing operations of $1.08 billion in 2005, which included pre-tax gains from the sale of DEFS’ TEPPCO GP of about $791 million, net of minority interest of about $343 million, and the sale of Duke Energy’s TEPPCO LP units of approximately $97 million.

Commercial Power

The Commercial Power business segment, which consists of non-regulated generation and marketing in the Midwest and Duke Energy Generation Services, reported segment EBIT from continuing operations of $20 million in second quarter 2006 compared with a loss of $16 million for the previous year’s quarter. Improved results over second quarter 2005 were primarily driven by the addition of Cinergy’s non-regulated businesses in the Midwest which contributed $97 million during the quarter, before the effect of approximately $48 million of net purchase accounting charges associated with the Cinergy merger, and a $16 million loss associated with the company’s synfuel facilities.

Year-to-date segment EBIT from continuing operations for Commercial Power was a loss of $7 million, compared to a loss of $34 million in 2005.

International Energy

For second quarter 2006, Duke Energy International (DEI) reported segment EBIT from continuing operations of $26 million, compared to $86 million in second quarter 2005. The lower results were driven primarily by a $55 million impairment associated with an equity investment in the Campeche facility in Mexico.

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Absent the special item noted above, ongoing EBIT for second quarter 2006 was $81 million, compared to $86 million in the previous year’s quarter. Lower ongoing results for the quarter were primarily driven by increased power purchases as a result of an unplanned outage in Peru and unfavorable hydrology in Peru and Brazil. These results were partially offset by favorable currency impacts—mainly in Brazil.

Year-to-date segment EBIT from continuing operations for International Energy was $113 million, compared with $154 million in 2005.

Crescent Resources

Crescent Resources reported second quarter 2006 segment EBIT from continuing operations of $174 million, compared to $38 million in the previous year’s quarter. Improved results compared to last year’s second quarter were driven primarily by an $81 million gain on the sale of properties at Potomac Yard in northern Virginia, and a $52 million gain on a land sale at Lake Keowee in South Carolina during the quarter.

Year-to-date segment EBIT from continuing operations for Crescent Resources was $216 million, compared with $90 million in 2005.

Other

Other primarily includes the cost of corporate governance, costs-to-achieve related to the Cinergy merger, costs-to-achieve associated with the anticipated spin-off of Duke Energy’s natural gas businesses to shareholders, Duke Energy’s captive insurance company, Bison Insurance Co. Limited, and de-designated hedges resulting from the decision in 2005 to transfer a 19.7 percent interest in DEFS to ConocoPhillips.

Other reported an EBIT loss of $174 million in second quarter 2006, compared to a loss of $102 million in second quarter 2005, which included a mark-to-market gain of $7 million related to 2005 de-designated hedges associated with Field Services.

The additional losses in second quarter 2006 were generated by special items for the quarter due primarily to $74 million in costs-to-achieve related to the Cinergy merger, consisting primarily of severance, and $8 million in costs-to-achieve related to the anticipated spin-off of Duke Energy’s natural gas businesses.

Results were offset slightly by decreased liabilities associated with mutual insurance companies.

Absent the special items noted above, ongoing EBIT for second quarter 2006 was a loss of $92 million, compared to an ongoing loss of $109 million in the previous year’s quarter.

Year-to-date EBIT loss from continuing operations for Other was $232 million, compared with a $286 million EBIT loss from continuing operations in 2005.

Discontinued Operations

In second quarter 2006, Discontinued Operations had a net-of-tax loss of $80 million, compared to a second quarter 2005 net-of-tax loss of $19 million. Lower results were driven primarily by an approximate $50 million net-of-tax loss on the sale of the final remaining contracts at Duke Energy North America (DENA).

Year-to-date, Discontinued Operations posted a net-of-tax loss of $208 million, compared with a net-of-tax loss of $11 million in 2005.

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INTEREST EXPENSE

Interest expense was $339 million for second quarter 2006, compared to $295 million for the second quarter of 2005. This increase was primarily due to the acquisition of Cinergy, partially offset by the transfer of a 19.7 percent interest in DEFS from Duke Energy to ConocoPhillips in third quarter 2005, which resulted in the deconsolidation of this investment by Duke Energy.

Interest expense was $589 million for year-to-date 2006, compared to $585 million for year-to-date 2005. Interest increased primarily due to the impact of the acquisition of Cinergy which was offset by the deconsolidation of DEFS.

INCOME TAX

Second quarter 2006 income tax expenses from continuing operations were $175 million, compared to $157 million in second quarter 2005. For the quarter, Duke Energy’s net effective tax rate was approximately 29 percent resulting from merger-related adjustments to state income taxes during the quarter of approximately $40 million.

Year-to-date income tax expense from continuing operations was $433 million, compared to $608 million in 2005.

ADDITIONAL INFORMATION

Additional information about EPS reconciliation data can be obtained at Duke Energy’s second quarter 2006 earnings information Web site at: www.duke-energy.com/investors/.

NON-GAAP FINANCIAL MEASURES

The primary performance measure used by management to evaluate segment performance is segment EBIT from continuing operations, which at the segment level represents all profits from continuing operations (both operating and non-operating), including any equity in earnings of unconsolidated affiliates, before deducting interest and taxes, and is net of the minority interest expense related to those profits. Management believes segment EBIT from continuing operations, which is the GAAP measure used to report segment results, is a good indicator of each segment’s operating performance as it represents the results of our ownership interests in continuing operations without regard to financing methods or capital structures.

Duke Energy’s management uses ongoing diluted EPS, which is a non-GAAP financial measure as it represents diluted EPS from continuing operations plus any discontinued operations from its Crescent Resources real estate unit, adjusted for the impact of special items, as a measure to evaluate operations of the company. Special items represent certain charges and credits which management believes will not be recurring on a regular basis. Management believes that the presentation of ongoing diluted EPS provides useful information to investors, as it allows them to more accurately compare the company’s ongoing performance across periods. In 2006, ongoing diluted EPS, adjusted for the impacts of purchase accounting related to the Cinergy merger, will be used as the basis for employee incentive bonuses.

The most directly comparable GAAP measure for ongoing diluted EPS is reported diluted EPS from continuing operations, which includes the impact of special items. Due to the forward-looking nature of ongoing diluted EPS for future periods, information to reconcile such non-GAAP financial measures to the most directly comparable GAAP financial measure is not available at this time as the company is unable to forecast any special items for future periods.

Duke Energy also uses ongoing segment (including ongoing equity earnings for Field Services) and Other EBIT as a measure of historical and anticipated future segment performance. When used for future periods,

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ongoing segment and Other EBIT may also include any amounts that may be reported as discontinued operations. Ongoing segment and Other EBIT are non-GAAP financial measures as they may represent reported segment and Other EBIT adjusted for special items. Management believes that the presentation of ongoing segment and Other EBIT provides useful information to investors, as it allows them to more accurately compare a segment’s or Other’s ongoing performance across all periods. The most directly comparable GAAP measure for ongoing segment or Other EBIT is reported segment or Other EBIT, which represents EBIT from continuing operations, including any special items. Due to the forward-looking nature of forecasted ongoing segment and Other EBIT and related growth rates for future periods, information to reconcile these non-GAAP financial measures to the most directly comparable GAAP financial measures is not available at this time as the company is unable to forecast any special items or any amounts that may be reported as discontinued operations for future periods.

Duke Energy is a diversified energy company with a portfolio of natural gas and electric businesses, both regulated and unregulated, and an affiliated real estate company. Duke Energy supplies, delivers and processes energy for customers in the Americas. Headquartered in Charlotte, N.C., Duke Energy is a Fortune 500 company traded on the New York Stock Exchange under the symbol DUK. More information about the company is available on the Internet at: www.duke-energy.com.

An earnings conference call for analysts is scheduled for 11 a.m. ET today. The conference call can be accessed via the investors’ section of Duke Energy’s Web site or by dialing 800/311-0799 in the United States or 719/457-2695 outside the United States. The confirmation code is 1073423. Please call in five to 10 minutes prior to the scheduled start time. A replay of the conference call will be available until midnight ET, Aug. 12, 2006, by dialing 888/203-1112 with a confirmation code of 1073423. The international replay number is 719/457-0820, confirmation code 1073423. A replay and transcript also will be available by accessing the investors’ section of the company’s Web site. The presentation may include certain non-GAAP financial measures as defined under SEC rules. In such event, a reconciliation of those measures to the most directly comparable GAAP measures will be available on our investor relations Web site at: http://www.duke-energy.com/investors/publications/gaap/

Forward-looking statement

This release includes statements that do not directly or exclusively relate to historical facts. Such statements are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. One can typically identify forward-looking statements by the use of forward-looking words such as: may, will, could, project, believe, expect, estimate, continue, potential, plan, forecast and other similar words. Those statements represent Duke Energy’s intentions, plans, expectations, assumptions and beliefs about future events and are subject to risks, uncertainties and other factors, many of which are outside Duke Energy’s control and could cause actual results to differ materially from the results expressed or implied by those forward-looking statements. Those factors include: state, federal and foreign legislative and regulatory initiatives that affect cost and investment recovery, have an impact on rate structures, and affect the speed at and degree to which competition enters the electric and natural gas industries; the outcomes of litigation and regulatory investigations, proceedings or inquiries; industrial, commercial and residential growth in Duke Energy’s service territories; additional competition in electric or gas markets and continued industry consolidation; the influence of weather and other natural phenomena on company operations, including the economic, operational and other effects of hurricanes, ice storms, tornados or other natural phenomena; the timing and extent of changes in commodity prices, interest rates and foreign currency exchange rates; general economic conditions, including any potential effects arising from terrorist attacks and any consequential hostilities; changes in environmental and other laws and regulations to which Duke Energy and its subsidiaries are subject; the results of financing efforts, including Duke Energy’s ability to obtain financing on favorable terms, which can be affected by various factors, including Duke Energy’s credit ratings and general economic conditions; declines in the market prices of equity securities and resultant cash funding requirements for Duke Energy’s defined benefit pension plans; the level of creditworthiness of counterparties to Duke

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Energy’s transactions; the amount of collateral required to be posted from time to time in Duke Energy’s transactions; growth in opportunities for Duke Energy’s business units, including the timing and success of efforts to develop domestic and international power, pipeline, gathering, liquefied natural gas, processing and other projects; the performance of electric generation, pipeline and gas processing facilities; the extent of success in connecting natural gas supplies to gathering and processing systems and in connecting and expanding gas and electric markets; the effect of accounting pronouncements issued periodically by accounting standard-setting bodies; conditions of the capital markets and equity markets during the periods covered by the forward-looking statements; the ability to successfully complete merger, acquisition or divestiture plans, including the prices in which Duke Energy is able to sell assets; regulatory or other limitations imposed as a result of a merger, acquisition or divestiture; and the success of the business following a merger, acquisition or divestiture.

In light of these risks, uncertainties and assumptions, the events described in the forward-looking statements might not occur or might occur to a different extent or at a different time than Duke Energy has described. Duke Energy undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Information contained in this release is unaudited, and is subject to change.

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JUNE 2006

QUARTERLY HIGHLIGHTS

(Unaudited)

	Three Months Ended June 30,			Six Months Ended June 30,
(In millions, except per share amounts and where noted)	2006	2005		2006	2005
COMMON STOCK DATA
Earnings Per Share (from continuing operations)
Basic	$0.35	$0.3	5	$0.85	$1.26
Diluted	$0.34	$0.3	4	$0.83	$1.21
Loss Per Share (from discontinued operations)
Basic	$(0.06)	$(0.0	2)	$(0.19)	$(0.01)
Diluted	$(0.06)	$(0.0	2)	$(0.19)	$(0.01)
Earnings Per Share
Basic	$0.29	$0.3	3	$0.66	$1.25
Diluted	$0.28	$0.3	2	$0.64	$1.20
Dividends Per Share	$0.63	$0.58	5	$0.94	$0.86
Weighted-Average Shares Outstanding
Basic	1,238	92	7	1,083	941
Diluted	1,259	96	4	1,111	977

INCOME
Operating Revenues	$4,038	$5,27	4	$7,239	$10,602

Total Reportable Segment EBIT	1,080	85	0	2,123	2,618
Other EBIT	(174)	(10	2)	(232)	(286)
Interest Expense	339	29	5	589	585
Interest Income and Other (c)	(43)	(3	2)	(52)	(49)
Income Tax Expense from Continuing Operations	175	15	7	433	608
Loss from Discontinued Operations	(80)	(1	9)	(208)	(11)

Net Income	355	30	9	713	1,177
Dividends and Premiums on Redemption of Preferred and Preference Stock	—		2	—	4

Earnings Available for Common Stockholders	$355	$30	7	$713	$1,173

CAPITALIZATION
Common Equity				54%	45%
Minority Interests				1%	5%
Total Debt				45%	50%

Total Debt				$21,217	$18,368
Book Value Per Share				$20.50	$17.58
Actual Shares Outstanding				1,252	926
CAPITAL AND INVESTMENT EXPENDITURES
US Franchised Electric & Gas	$562	$307		$902	$612
Natural Gas Transmission	145	139		270	239
Field Services	—	41		—	86
Commercial Power (a)	71	1		71	1
International Energy	7	8		32	12
Crescent (b)	149	191		412	331
Other (a)	17	9		98	14

Total Capital and Investment Expenditures	$951	$696		$1,785	$1,295

EBIT BY BUSINESS SEGMENT
US Franchised Electric & Gas	$351	$274		$710	$610
Natural Gas Transmission	361	304		799	715
Field Services	148	164		292	1,083
Commercial Power (a)	20	(16)		(7)	(34)
International Energy	26	86		113	154
Crescent	174	38		216	90

Total reportable segment EBIT	$1,080	$850		$2,123	$2,618
Other EBIT (a)	(174)	(102)		(232)	(286)
Interest expense	(339)	(295)		(589)	(585)
Interest Income and Other (c)	43	32		52	49

Consolidated earnings from continuing operations before income taxes	$610	$485		$1,354	$1,796

Note:	Includes the results of operations for former Cinergy for the quarter ended June 30, 2006

(a)	Commercial Power includes amounts related to DENA’s midwestern assets, which were previously reflected in Other.
(b)	Crescent amounts include capital expenditures for residential real estate included in operating cash flows of $125 million and $118 million for the three months ended June 30, 2006 and 2005, respectively, and $240 million and $209 million for the six months ended June 30, 2006 and 2005, respectively.
(c)	Other includes foreign currency transaction gains and losses and additional minority interest not allocated to the segment results.

Note:	Certain prior period amounts have been reclassified due to discontinued operations and segment asset transfers.

JUNE 2006

QUARTERLY HIGHLIGHTS

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(In millions, except where noted)	2006	2005	2006	2005
US FRANCHISED ELECTRIC & GAS
Operating Revenues	$2,153	$1,234	$3,445	$2,499
Operating Expenses	1,814	959	2,752	1,890
Gains on Sales of Other Assets and other, net	2	—	2	1
Other Income (Expense), net	10	(1)	15	—

EBIT	$351	$274	$710	$610

Depreciation and Amortization	$358	$240	$590	$495
Duke Energy Carolinas GWh sales	19,944	20,431	40,524	41,594
Duke Energy Midwest GWh sales	14,803		14,803

NATURAL GAS TRANSMISSION
Operating Revenues	$979	$764	$2,453	$1,955
Operating Expenses	622	470	1,690	1,259
Gains on Sales of Other Assets and other, net	—	1	29	3
Other Income, net of expenses	15	15	27	31
Minority Interest Expense	11	6	20	15

EBIT	$361	$304	$799	$715

Depreciation and Amortization	$119	$109	$241	$223
Proportional Throughput, TBtu	706	719	1,669	1,775

FIELD SERVICES
Operating Revenues	$—	$2,872	$—	$5,530
Operating Expenses	1	2,637	3	5,210
Gains on Sales of Other Assets and other, net	—	—	—	2
Equity in Earnings of Unconsolidated Affiliates (a)	149	—	295	—
Other Income, net of expenses	—	7	—	1,258
Minority Interest Expense	—	78	—	497

EBIT	$148	$164	$292	$1,083

Depreciation and Amortization	$—	$71	$—	$143
Natural Gas Gathered and Processed/Transported, TBtu/day (b)	6.7	6.9	6.8	6.8
Natural Gas Liquids Production, MBbl/d (b)	365	365	361	362
Average Natural Gas Price per MMBtu	$6.79	$6.73	$7.88	$6.50
Average Natural Gas Liquids Price per Gallon	$0.98	$0.75	$0.93	$0.74

COMMERCIAL POWER (c)
Operating Revenues	$489	$36	$505	$49
Operating Expenses	483	52	523	83
Other Income, net of expenses	14	—	11	—

EBIT	$20	$(16)	$(7)	$(34)

Depreciation and Amortization	$55	$15	$69	$30
Actual Plant Production, GWh	5,363	516	5,380	706

	Three Months Ended June 30,		Six Months Ended June 30,
(In millions, except where noted)	2006	2005	2006	2005
INTERNATIONAL ENERGY
Operating Revenues	$250	$182	$481	$350
Operating Expenses	233	127	390	246
Other Income, net of expenses	11	34	31	55
Minority Interest Expense	2	3	9	5

EBIT	$26	$86	$113	$154

Depreciation and Amortization	$19	$16	$37	$31
Sales, GWh	5,232	4,527	10,230	9,062
Proportional MW Capacity in Operation			3,993	4,139

CRESCENT
Operating Revenues	$85	$112	$156	$176
Operating Expenses	60	79	121	130
Gains on Sales of Investments in Commercial and Multi-Family Real Estate	145	12	171	54
Other Income (Expense), net	5	(2)	13	(2)
Minority Interest Expense	1	5	3	8

EBIT	$174	$38	$216	$90

Depreciation and Amortization	$—	$—	$—	$—

OTHER (c)
Operating Revenues	$125	$145	$271	$179
Operating Expenses	267	252	468	477
(Losses) Gains on Sales of Other Assets and other, net	(8)	—	(3)	3
Other (Expense) Income, net	(27)	2	(39)	5
Minority Interest Benefit	(3)	(3)	(7)	(4)

EBIT	$(174)	$(102)	$(232)	$(286)

Depreciation and Amortization	$13	$11	$23	$21

Note:	Includes the results of operations for former Cinergy for the quarter ended June 30, 2006

(a)	Represents the 50% interest in Duke Energy Field Services LLC.
(b)	Represents 100% of joint venture volumes.
(c)	Commercial Power includes amounts related to DENA’s midwestern assets, which were previously reflected in Other.

DUKE ENERGY CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In millions, except per-share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2006	2005	2006	2005
Operating Revenues	$4,038	$5,274	$7,239	$10,602
Operating Expenses	3,433	4,508	5,871	9,170
Gains on Sales of Investments in Commercial and Multi-Family Real Estate	145	12	171	54
(Losses) Gains on Sales of Other Assets and other, net	(6)	—	27	9

Operating Income	744	778	1,566	1,495

Other Income and Expenses	220	80	407	1,384
Interest Expense	339	295	589	585
Minority Interest Expense	15	78	30	498

Earnings From Continuing Operations Before Income Taxes	610	485	1,354	1,796
Income Tax Expense from Continuing Operations	175	157	433	608

Income From Continuing Operations	435	328	921	1,188
Loss From Discontinued Operations, net of tax	(80)	(19)	(208)	(11)

Net Income	355	309	713	1,177
Dividends and Premiums on Redemption of Preferred and Preference Stock	—	2	—	4

Earnings Available For Common Stockholders	$355	$307	$713	$1,173

Common Stock Data
Weighted-average shares outstanding
Basic	1,238	927	1,083	941
Diluted	1,259	964	1,111	977
Earnings per share (from continuing operations)
Basic	$0.35	$0.35	$0.85	$1.26
Diluted	$0.34	$0.34	$0.83	$1.21
Loss per share (from discontinued operations)
Basic	$(0.06)	$(0.02)	$(0.19)	$(0.01)
Diluted	$(0.06)	$(0.02)	$(0.19)	$(0.01)
Earnings per share
Basic	$0.29	$0.33	$0.66	$1.25
Diluted	$0.28	$0.32	$0.64	$1.20
Dividends per share	$0.63	$0.585	$0.94	$0.86

DUKE ENERGY CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In millions)

	June 30, 2006	December 31, 2005
ASSETS
Current Assets	$6,815	$7,957
Investments and Other Assets	18,807	15,033
Net Property, Plant and Equipment	40,895	29,200
Regulatory Assets and Deferred Debits	3,851	2,533

Total Assets	$70,368	$54,723

LIABILITIES AND COMMON STOCKHOLDERS’ EQUITY
Current Liabilities	$8,070	$8,418
Long-term Debt	18,574	14,547
Deferred Credits and Other Liabilities	17,309	14,570
Minority Interests	745	749
Common Stockholders’ Equity	25,670	16,439

Total Liabilities and Common Stockholders’ Equity	$70,368	$54,723

DUKE ENERGY CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(In millions)

	Six Months Ended June 30,
	2006	2005
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$713	$1,177
Adjustments to reconcile net income to net cash provided by operating activities:	614	851

Net cash provided by operating activities	1,327	2,028

CASH FLOWS FROM INVESTING ACTIVITIES
Net cash provided by investing activities	584	362

CASH FLOWS FROM FINANCING ACTIVITIES
Net cash used in financing activities	(1,670)	(1,915)

Changes in cash and cash equivalents included in assets held for sale	—	1

Net increase in cash and cash equivalents	241	476
Cash and cash equivalents at beginning of period	511	533

Cash and cash equivalents at end of period	$752	$1,009

Duke Energy Corporation

Quarterly Highlights

Supplemental Franchised Electric Information—Carolinas

June 30, 2006

	Quarter To Date Ended June 30,			Year To Date June 30,
	2006	2005	% Inc.(Dec.)	2006	2005	% Inc.(Dec.)
GWH Sales
Residential	5,348	5,118	4.5%	11,960	12,042	(0.7%)
General Service	6,227	5,983	4.1%	12,043	11,870	1.5%

Industrial—Textile	1,542	1,680	(8.2%)	2,930	3,255	(10.0%)
Industrial—Other	4,739	4,649	1.9%	9,088	9,019	0.8%

Total Industrial	6,281	6,329	(0.8%)	12,018	12,274	(2.1%)

Other Energy Sales	67	67	—	134	134	0.0%
Regular Resale	353	323	9.3%	710	666	6.6%

Total Regular Sales Billed	18,276	17,820	2.6%	36,865	36,986	(0.3%)

Special Sales (A)	1,035	1,959	(47.2%)	2,952	4,150	(28.9%)

Total Electric Sales	19,311	19,779	(2.4%)	39,817	41,136	(3.2%)

Unbilled Sales	346	372	(7.0%)	66	(173)	138.2%

Total Electric Sales—Carolinas	19,657	20,151	(2.5%)	39,883	40,963	(2.6%)

Nantahala Electric Sales	287	280	2.5%	641	631	1.6%

Total Consolidated Electric Sales—Carolinas	19,944	20,431	(2.4%)	40,524	41,594	(2.6%)

Average Number of Customers
Residential	1,871,293	1,833,189	2.1%	1,867,226	1,831,498	2.0%
General Service	316,343	310,115	2.0%	315,384	309,116	2.0%

Industrial—Textile	761	805	(5.5%)	765	811	(5.7%)
Industrial—Other	6,614	6,656	(0.6%)	6,629	6,667	(0.6%)

Total Industrial	7,375	7,461	(1.2%)	7,394	7,478	(1.1%)

Other Energy Sales	13,127	13,095	0.2%	13,059	13,136	(0.6%)
Regular Resale	15	15	—	15	15	0.0%

Total Regular Sales	2,208,153	2,163,875	2.0%	2,203,078	2,161,243	1.9%

Special Sales (A)	29	30	(3.3%)	28	34	(17.6%)

Total Electric Sales—Carolinas	2,208,182	2,163,905	2.0%	2,203,106	2,161,277	1.9%

Nantahala Electric Sales	69,741	68,145	2.3%	69,456	67,876	2.3%

Total Average Number of Customers—Carolinas	2,277,923	2,232,050	2.1%	2,272,562	2,229,153	1.9%

(A)	Excludes sales to Nantahala Power and Light Company

Heating and Cooling Degree Days

Actual
Heating Degree Days	169	262	(35.6%)	1,721	1,975	(12.9%)
Cooling Degree Days	463	351	31.8%	469	351	33.4%

Variance from Normal
Heating Degree Days	(24.2%)	17.1%	n/a	(10.0%)	2.5%	n/a
Cooling Degree Days	(0.9%)	(23.8%)	n/a	(0.4%)	(24.3%)	n/a

Duke Energy Corporation

Quarterly Highlights

Supplemental Franchised Electric Information—Midwest

June 30, 2006

	Quarter Ended June 30,
	2006	2005	% Inc.(Dec.)
GWH Sales
Residential	3,528	3,617	(2.5%)
General Service	4,157	4,122	0.8%
Industrial	4,586	4,608	(0.5%)
Other Energy Sales	45	44	2.3%

Total Regular Electric Sales Billed	12,316	12,391	(0.6%)
Special Sales *	2,054	2,150	(4.5%)

Total Electric Sales Billed—Midwest	14,370	14,541	(1.2%)
Unbilled Sales	433	410	5.6%

Total Electric Sales—Midwest	14,803	14,951	(1.0%)

Average Number of Customers
Residential	1,386,627	1,374,582	0.9%
General Service	181,984	179,919	1.1%
Industrial	5,764	5,827	(1.1%)
Other Energy	3,518	3,228	9.0%

Total Regular Sales	1,577,893	1,563,556	0.9%
Special Sales	30	40	(25.0%)

Total Avg Number Electric Customers—Midwest	1,577,923	1,563,596	0.9%

Heating and Cooling Degree Days**
Actual
Heating Degree Days	187	239	(21.8%)
Cooling Degree Days	265	337	(21.4%)

Variance from Normal
Heating Degree Days	(27.80%)	(7.72%)	n/a
Cooling Degree Days	(7.34%)	14.24%	n/a

*	Includes sales and purchases to/from the Midwest Independent System Operator (MISO) for Native Load
**	Reflects Heating Degree Days(HDD) and Cooling Degree Days(CDD) for Duke Energy—Indiana, Duke Energy—Ohio and Duke Energy—Kentucky

DUKE ENERGY CORPORATION

ONGOING TO REPORTED EARNINGS RECONCILIATION

June 2005 Quarter-to-date

(Dollars in millions, except per-share amounts)

		Special Items (Note 1)
	Ongoing Earnings	Field Services hedge de- designation, net		MTM change on de-designated Field Services hedges for 2005, net		Discontinued Operations		Total Adjustments	Reported Earnings
SEGMENT EARNINGS BEFORE INTEREST AND TAXES FROM CONTINUING OPERATIONS
U.S. Franchised Electric & Gas	$274	$—		$—		$—		$—	$274
Natural Gas Transmission	304	—		—		—		—	304
Field Services	142	22	A	—		—		22	164
Commercial Power	(16)	—		—		—		—	(16)
International Energy	86	—		—		—		—	86
Crescent	38	—		—		—		—	38

Total reportable segment EBIT	828	22		—		—		22	850
Other	(109)	—		7	B	—		7	(102)

Total reportable segment EBIT and other EBIT	$719	$22		$7		$—		$29	$748

EARNINGS FOR COMMON
Total reportable segment EBIT and other EBIT	$719	$22		$7		$—		$29	$748
Interest expense	(295)	—		—		—		—	(295)
Interest income and other	30	—		—		—		—	30
Income taxes from continuing operations	(147)	(8)		(2)		—		(10)	(157)
Discontinued operations, net of taxes	—	—		—		(19	)C,D	(19)	(19)

Total Earnings for Common	$307	$14		$5		$(19)		$—	$307

EARNINGS PER SHARE, BASIC	$0.33	$0.01		$0.01		$(0.02)		$—	$0.33

EARNINGS PER SHARE, DILUTED	$0.32	$0.01		$0.01		$(0.02)		$—	$0.32

Note  1— Amounts for special items are presented net of any related minority interest.

A —	Second quarter settlements of the 2005 portion of the Field Services de-designated hedges as of 2/22/05, recorded in Non-regulated electric, natural gas, natural gas liquids and other (Operating Revenues) on the Consolidated Statements of Operations.
B —	Recorded in Non-regulated electric, natural gas, natural gas liquids and other (Operating Revenues) on the Consolidated Statements of Operations.
C —	Excludes Crescent discontinued operations.
D —	Primarily DENA discontinued operations, net of tax. Recorded in Loss From Discontinued Operations, net of tax on the Consolidated Statements of Operations.

Weighted Average Shares (reported and ongoing)—in millions

Basic	927
Diluted	964

DUKE ENERGY CORPORATION

ONGOING TO REPORTED EARNINGS RECONCILIATION

June 2006 Quarter-to-date

(Dollars in millions, except per-share amounts)

		Special Items (Note 1)
	Ongoing Earnings	Costs to Achieve, Cinergy Merger		Impairment of Campeche Investment		Costs to Achieve, Anticipated Gas Spin-off		Discontinued Operations		Total Adjustments	Reported Earnings
SEGMENT EARNINGS BEFORE INTEREST AND TAXES FROM CONTINUING OPERATIONS
U.S. Franchised Electric & Gas	$351	$—		$—		$—		$—		$—	$351
Natural Gas Transmission	361	—		—		—		—		—	361
Field Services	148	—		—		—		—		—	148
Commercial Power	20	—		—		—		—		—	20
International Energy	81	—		(55	)B	—		—		(55)	26
Crescent	174	—		—		—		—		—	174

Total reportable segment EBIT	1,135	—		(55)		—		—		(55)	1,080
Other	(92)	(74	)A	—		(8	)C	—		(82)	(174)

Total reportable segment EBIT and other EBIT	$1,043	$(74)		$(55)		$(8)		$—		$(137)	$906

EARNINGS FOR COMMON
Total reportable segment EBIT and other EBIT	$1,043	$(74)		$(55)		$(8)		$—		$(137)	$906
Interest expense	(339)	—		—		—		—		—	(339)
Interest income and other	43	—		—		—		—		—	43
Income taxes from continuing operations	(204)	26		—		3		—		29	(175)
Discontinued operations, net of taxes	—	—		—		—		(80	)D,E	(80)	(80)

Total Earnings for Common	$543	$(48)		$(55)		$(5)		$(80)		$(188)	$355

EARNINGS PER SHARE, BASIC	$0.44	$(0.04)		$(0.05)		$—		$(0.06)		$(0.15)	$0.29

EARNINGS PER SHARE, DILUTED	$0.43	$(0.04)		$(0.05)		$—		$(0.06)		$(0.15)	$0.28

Note	1—Amounts for special items are presented net of any related minority interest.

A —	Recorded in Operation, maintenance and other (Operating Expenses) on the Consolidated Statements of Operations.
B —	$38 million recorded in Operation, maintenance and other (Operating Expenses) and $17 million recorded in (Losses) gains on sales and impairments of equity investments (Other Income and Expenses) on the Consolidated Statements of Operations.
C —	Recorded in Operation, maintenance and other (Operating Expenses) on the Consolidated Statements of Operations.
D —	Excludes Crescent discontinued operations.
E —	Primarily DENA discontinued operations. Recorded in Loss From Discontinued Operations, net of tax on the Consolidated Statements of Operations.

Weighted Average Shares (reported and ongoing)—in millions

Basic	1,238
Diluted	1,259